Exhibit 99

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  June 30, 2010
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Our news release dated June 30, 2010 concerning Ford’s debt reduction actions and the reinstatement of quarterly distributions on the 6.50% Cumulative Convertible Trust Preferred Securities of Ford Motor Company Capital Trust II (the “Trust Preferred Securities”), filed as Exhibit 99.1 to this Report, is incorporated by reference herein.  The record date for payment of distributions to the record holder of the Trust Preferred Securities is June 30, 2010 for the distribution payable on July 15, 2010.  The New York Stock Exchange, in accordance with its procedures, has established July 1, 2010 as the “ex” date for the July 15, 2010 distribution.  This means that trades in the Trust Preferred Securities on June 28, 29 and 30, 2010 (the “due bill period”) have a due bill attached for the distribution payable on July 15, 2010.  Beneficial holders who purchased these securities during the due bill period are entitled to receive this distribution, and sellers during the due bill period are not entitled to the distribution.  Beneficial holders who enter into trades to purchase Trust Preferred Securities on or after July 1, 2010 will not be entitled to the distribution payable on July 15, 2010.

Our news release dated July 1, 2010 concerning U.S. retail sales of Ford vehicles in June 2010, filed as Exhibit 99.2 to this Report, is incorporated by reference herein.

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	Further declines in industry sales volume, particularly in the United States or Europe, due to financial crisis, deepening recession, geo-political events, or other factors;
•	Decline in market share;
•	Lower-than-anticipated market acceptance of new or existing products;
•
An increase in or acceleration of market shift beyond our current planning assumptions from sales of trucks, medium- and large-sized utilities, or other more profitable vehicles, particularly in the United States;

•	A return to elevated gasoline prices, as well as the potential for volatile prices or reduced availability;
•	Continued or increased price competition resulting from industry overcapacity, currency fluctuations, or other factors;
•	Adverse effects from the bankruptcy, insolvency, or government-funded restructuring of, change in ownership or control of, or alliances entered into by a major competitor;
•	A prolonged disruption of the debt and securitization markets;
•	Fluctuations in foreign currency exchange rates, commodity prices, and interest rates;
•
Economic distress of suppliers that may require us to provide substantial financial support or take other measures to ensure supplies of components or materials and could increase our costs, affect our liquidity, or cause production disruptions;

•	Single-source supply of components or materials;
•	Labor or other constraints on our ability to restructure our business;
•	Work stoppages at Ford or supplier facilities or other interruptions of production;
•	Substantial pension and postretirement health care and life insurance liabilities impairing our liquidity or financial condition;
•	Worse-than-assumed economic and demographic experience for our postretirement benefit plans (e.g., discount rates or investment returns);
•	Restriction on use of tax attributes from tax law “ownership change;”
•	The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns, or increased warranty costs;
•	Increased safety, emissions, fuel economy, or other regulation resulting in higher costs, cash expenditures, and/or sales restrictions;

•	Unusual or significant litigation or governmental investigations arising out of alleged defects in our products, perceived environmental impacts, or otherwise;
•
A change in our requirements for parts or materials where we have long-term supply arrangements that commit us to purchase minimum or fixed quantities of certain parts or materials, or to pay a minimum amount to the seller (“take-or-pay” contracts);

•	Adverse effects on our results from a decrease in or cessation of government incentives related to capital investments;
•	Adverse effects on our operations resulting from certain geo-political or other events;
•
Substantial levels of Automotive indebtedness adversely affecting our financial condition or preventing us from fulfilling our debt obligations (which may grow because we are able to incur substantially more debt, including additional secured debt);

•	Failure of financial institutions to fulfill commitments under committed credit facilities;
•	Inability of Ford Credit to obtain competitive funding;
•
Inability of Ford Credit to access debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts due to credit rating downgrades, market volatility, market disruption, or other factors;

•	Higher-than-expected credit losses;
•	Increased competition from banks or other financial institutions seeking to increase their share of financing Ford vehicles;
•	Collection and servicing problems related to finance receivables and net investment in operating leases;
•	Lower-than-anticipated residual values or higher-than-expected return volumes for leased vehicles;
•	New or increased credit, consumer, or data protection or other laws or regulations resulting in higher costs and/or additional financing restrictions; and
•	Inability to implement our One Ford plan.

We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized.  It is to be expected that there may be differences between projected and actual results.  Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.  For additional discussion of these risks, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 99.1	News release dated June 30, 2010 concerning	Filed with this Report
debt reduction actions and reinstatement of
distributions on Trust Preferred Securities

Exhibit 99.2	News release dated July 1, 2010 concerning	Filed with this Report
June U.S. retail sales

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: July 1, 2010	By:	/s/ Louis J. Ghilardi
Louis J. Ghilardi
Assistant Secretary

EXHIBIT INDEX

Designation	Description

Exhibit 99.1	News release dated June 30, 2010 concerning debt reduction actions and reinstatement of distributions on Trust Preferred Securities

Exhibit 99.2	News release dated July 1, 2010 concerning June U.S. retail sales

NEWS

Contact:	Media:	Investor Relations:	Fixed Income
	Mark Truby	Larry Heck	Shawn Ryan
	313.323.0539	313.594.0613	313.621.0881
	mtruby@ford.com	fordir@ford.com	sryan6@ford.com

Immediate release

FORD TAKES ACTION TO FURTHER STRENGTHEN
BALANCE SHEET BY REDUCING DEBT BY $4 BILLION

•

Ford to pay $3.8 billion in cash to the UAW Retiree Medical Benefits Trust by making scheduled debt payments due on Notes A and B held by the trust and paying the entire remaining balance of Note A ahead of schedule

•

Company to pay $255 million of previously deferred quarterly distributions on 6.50% Cumulative Trust Preferred Securities of Ford Motor Company Capital Trust II; quarterly distribution payments will resume starting with the payment due on July 15, 2010

•	Ford obtains more flexibility over a three-year period to pre-pay all or a portion of the remaining $3.6 billion outstanding principal amount of Note B
•

These actions, combined with an April payment of $3 billion on its 2013 revolving credit facility, reduced Ford’s debt by more than $7 billion during the second quarter; the total debt reduction will save Ford more than $470 million in annual interest expense

DEARBORN, Mich., June 30, 2010 – Ford Motor Company (NYSE: F) today is reducing its debt by more than $4 billion – primarily by retiring debt owed to the UAW Retiree Medical Benefits Trust ahead of schedule.  The company said it is taking the action to further strengthen its balance sheet as it gains momentum on its One Ford plan and remains on track to deliver solid profits and positive Automotive operating-related cash flow this year.

Ford is making scheduled payments in cash totaling about $860 million on Notes A and B held by the UAW Retiree Medical Benefits Trust – including about $250 million due under Note A, and $610 million due under Note B.  Ford had the option to pay Note B with cash or Ford stock but agreed to pay with cash.  In addition, Ford and its subsidiary, Ford Motor Credit Company, are paying a combined $2.9 billion to retire the remaining obligation on Note A at an agreed upon discount of 2 percent.

Separately, Ford is making a $255 million cash payment to bring current previously deferred quarterly distributions on the 6.50% Cumulative Trust Preferred Securities of Ford Motor Company Capital Trust II.

With today’s actions and an April payment of $3 billion on its 2013 revolving credit facility, Ford will have reduced its debt by more than $7 billion in the second quarter.  The second quarter debt reduction will save Ford more than $470 million in annual interest expense.

“Our One Ford plan to profitably grow our business is working, and we are increasingly confident about the future,” said Ford President and CEO Alan Mulally.  “We expect to continue to improve our balance sheet as we deliver on our plan. Importantly, our business results make it possible to take these actions while still accelerating the investments we are making in our business to serve our customers with the very best cars and trucks.

“We are pleased to make these payments ahead of schedule for the benefit of Ford and our UAW-Ford retirees who count on the Trust for their health care benefits,” Mulally said.

The second quarter debt reductions are in addition to a series of actions Ford has taken since early 2009 to improve its balance sheet. These include completing transactions in spring 2009 that reduced Ford’s Automotive debt obligations by $10.1 billion, and raising more than $5.7 billion since the second quarter of 2009 through several equity and equity-linked offerings.

The VEBA Trust Note Obligations
Pursuant to a March 2008 settlement agreement, the UAW Retiree Medical Benefits Trust was created to assume responsibility for providing retiree health care benefits to eligible Ford-UAW employees and their dependants, the cost of which would be funded with assets contributed by Ford.

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The settlement was amended in March 2009 to create Notes A and B, which smoothed Ford’s payment obligations and gave Ford the option to use Ford stock to make payments under Note B. On Dec. 31, 2009, Ford completed the transfer of assets, including Notes A and B, to the UAW Retiree Medical Benefits Trust, and the trust assumed the retiree health care liabilities.

June 2010 Agreement
The payments made today result from an agreement last week between Ford and the UAW Retiree Medical Benefits Trust that includes:
•	Ford making the scheduled payments on Notes A and B in cash totaling about $860 million.
•
Ford and Ford Credit purchasing for cash the remaining $2.96 billion outstanding principal amount of Note A at a price of 98 percent, or $2.9 billion, of which $1.6 billion is being paid by Ford and $1.3 billion is being paid by Ford Credit. Ford Credit intends to deliver to Ford the portion of Note A that it is purchasing from the UAW Retiree Medical Benefits Trust to satisfy existing intercompany tax liabilities it owes to Ford.

•
Subject to regulatory approval, the UAW Retiree Medical Benefits Trust is providing Ford a three-year right beginning in July 2010 whereby Ford has the flexibility to pre-pay for cash, periodically during each year, all or a portion of the remaining $3.6 billion outstanding principal amount of Note B at a 5 percent discount for purchases made prior to 2012 and at a 4 percent discount for purchases made after 2011.  Previously, Ford could pre-pay Note B once a year at par.

“We are very pleased with this transaction, which continues the process of diversifying the Trust’s assets at very attractive values and assists the thousands of Ford retired employees, their families and survivors and others who look to the Trust to fund their retiree health benefits,” said Samuel W. Halpern, president of Independent Fiduciary Services, Inc., the independent fiduciary and investment manager for the UAW Retiree Medical Benefits Trust.

Repayment and Reinstatement of Distributions on Trust Preferred Securities
Ford also announced today that it is paying in cash to the trustee all accrued distributions previously deferred totaling $255 million on the Trust Preferred Securities, and that it intends to resume making quarterly distribution payments starting with the payment due on July 15, 2010.

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The accrued distributions will be paid by the trustee on July 15, 2010, to the holders of record of the Trust Preferred Securities on June 30, 2010.  Distributions on the Trust Preferred Securities had been deferred in accordance with their terms since April 15, 2009.

Ford said its liquidity and ability to generate positive cash flow are sufficient to warrant reinstatement of the distributions on the Trust Preferred Securities.

# # #

About Ford Motor Company
Ford Motor Company, a global automotive industry leader based in Dearborn, Mich., manufactures or distributes automobiles across six continents. With about 176,000 employees and about 80 plants worldwide, the company’s automotive brands include Ford, Lincoln and Mercury, production of which has been announced by the company to be ending in the fourth quarter of 2010, and, until its sale, Volvo. The company provides financial services through Ford Motor Credit Company. For more information regarding Ford’s products, please visit

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NEWS

Contact:	George Pipas
313-323-9216
gpipas@ford.com

IMMEDIATE RELEASE

FORD DELIVERS STRONG, BALANCED SALES IN FIRST HALF 2010;
NEW SUPER DUTY, MUSTANG PACE JUNE SALES GROWTH

●	Ford, Lincoln and Mercury first half sales totaled 954,745, up 28 percent versus year ago; June sales totaled 170,900, up 15 percent
●	New 2011 F-Series Super Duty and Mustang models are off to a fast start. Super Duty sales were up 58 percent in June versus year ago; Mustang retail sales increased 37 percent
●	First Fiestas delivered to U.S. customers
●

Ford’s retail market share continues to grow for the 20th time in 21 months as buyers turn to Ford’s fresh lineup of high-quality, fuel-efficient vehicles; Ford brand now has the highest initial quality among all non-luxury brands, according to J.D. Power and Associates’ 2010 Initial Quality Study

DEARBORN, Mich., July 1, 2010 – Ford’s newest models helped the company conclude a strong first half as Ford, Lincoln and Mercury dealers delivered 170,900 new vehicles in June – a 15 percent increase versus a year ago. Year-to-date sales totaled 954,745, up 28 percent with growth across Ford’s full family of cars (up 27 percent), utilities (up 24 percent) and trucks (up 32 percent).

Sales for the 2011 F-Series Super Duty were 58 percent higher than a year ago, capturing more than 50 percent of the heavy duty pickup segment – believed to be the first time since year 2000 that Super Duty has achieved a 50 percent share.

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Retail sales for the Mustang were 37 percent higher than a year ago. Since the arrival of the 2011 model, featuring new V-6 and V-8 engines that deliver more horsepower and improved fuel economy, Mustang’s share has climbed to a level not seen in 13 months.

Another new product, the Ford Fiesta, is on its way to U.S. dealers and their customers.  Highly-acclaimed in Europe and Asia, the Fiesta is the first car developed by ONE Ford’s global product development system.

“New products continue to drive Ford’s success,” said Ken Czubay, Ford vice president, U.S. Marketing, Sales and Service. “Ford and its dealers continue to offer customers the strongest value proposition – leading fuel economy, quality and resale value on a wide range of vehicles.  That’s why our business is growing.”

In June, Ford retail sales were up 15 percent versus a year ago, and Ford gained retail market share for the 20th time in the last 21 months. Fleet sales also were up 15 percent, primarily reflecting higher sales of Ford’s hard-working trucks to commercial customers.

Strength Across the Lineup
Once again, sales were higher throughout Ford’s lineup in June – continuing a trend that began in December. Trucks paced the year-to-year results with a sales increase of 25 percent, while cars were up 16 percent and utilities increased three percent. Year-to-date, car sales were up 27 percent, utilities grew 24 percent, and trucks were up 32 percent.

Other sales highlights include:
●
Demand for the Ford Fusion, Motor Trend’s Car of the Year, remains strong as sales of 18,412 nearly matched last June’s record.  Ford Taurus sales totaled 6,607 in June, up 191 percent and Ford Focus sales were up 20 percent.

●
With sales of 46,502, Ford’s F-Series posted a 29 percent sales increase in June. Year-to-date, F-Series sales totaled 240,345, up 34 percent. F-Series is the only vehicle sold in the U.S. to surpass 200,000 sales in the first half of 2010.

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Utility vehicles also posted higher sales. Ford Edge was up six percent, Escape was up one percent, and Mariner was up 35 percent. Ford Escape is America’s best-selling utility vehicle. Sales for the Ford Explorer (up 28 percent), Mercury Mountaineer (up 31 percent) and Lincoln Navigator (up 14 percent) also were higher than a year ago.

# # #

Note: The sales data included in this release and the accompanying tables are based largely on data reported by dealers representing their sales to retail and fleet customers.

About Ford Motor Company
Ford Motor Company, a global automotive industry leader based in Dearborn, Mich., manufactures or distributes automobiles across six continents. With about 176,000 employees and about 80 plants worldwide, the company’s automotive brands include Ford, Lincoln and Mercury, production of which has been announced by the company to be ending in the fourth quarter of 2010, and, until its sale, Volvo. The company provides financial services through Ford Motor Credit Company. For more information regarding Ford’s products, please visit www.ford.com.

Go to http://media.ford.com for news releases and high-resolution photographs.

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